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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 200,000 shares of common stock under the 1997 Stock Incentive Plan and the registration of 250,000 shares of common stock under the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan and the registration of 150,000 shares of common stock pursuant to the option grant to Mr. Uribe of our report dated July 29, 1998 with respect to the consolidated financial statements and schedule of ACT Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                ------------------------
                                                    ERNST & YOUNG LLP


Woodland Hills, California
August 19, 1999